UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2010 (February 3, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive
office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 3, 2010, Travelport LLC, an indirect wholly owned subsidiary of Travelport Limited, announced the preliminary results of its previously announced tender offer for its notes. Based on the early tender results, Travelport LLC also announced that it is amending the terms of the tender offer to (1) waive the early tender date for the First Priority Notes and Second Priority Notes, (2) increase its previously announced maximum aggregate consideration for notes purchased in the tender offer, excluding accrued and unpaid interest, from $350 million to $475 million and (3) terminate the portion of the tender offer with respect to the Fifth Priority Notes. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on February 17, 2010, unless otherwise extended or earlier terminated.
The completion of the tender offer is subject to the satisfaction of certain conditions, including the completion of the previously announced proposed initial public offering of Travelport Holdings (Jersey) Limited (“Travelport Holdings”) (to be re-registered as a public limited company and renamed Travelport plc), which is anticipated to become the parent company of Travelport Limited, to institutions in the United Kingdom and eligible institutional investors internationally.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release, dated February 3, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: February 4, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated February 4, 2010 (February 3, 2010)
EXHIBIT INDEX

99.1	Press Release, dated February 3, 2010.